                                                                    EXHIBIT 20.2

                          MONTHLY HOLDERS' STATEMENT
                     First USA Bank, National Association

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                      First NBC Credit Card Master Trust
                                 Series 1997-1
                                 July 12, 2000
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Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 1997 by and between First USA Bank, National Association as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to First National Bank of Commerce ("FNBC")), and The First National Bank of Chicago, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-1 Supplement dated as of August 1, 1997 by and between First USA Bank, National Association and the Trustee, First USA Bank, National Association, as Servicer, is required to prepare certain information for each Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust ("the Trust") during the previous period. The information which is required to be prepared with respect to the Distribution of the July 17, 2000 Distribution Date, and with respect to the performance of the Trust June-00 during the Month ending is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1997-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Supplement.

A    Series 1997-1 Certificates

          1  Information regarding Payments in respect of the Class A Certificates
             (per $1,000 original certificate principal amount)
                                a  Total Payment                                                                      5.125000
                                b  Amount of Payment in respect of Class A Monthly Interest                           5.125000
                                c  Amount of Payment in respect of Class A Overdue Monthly Interest                          -
                                d  Amount of Payment in respect of Class A Additional Interest                               -
                                e  Amount of Payment in respect of Class A Principal                                         -

          2  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
                                a  Total amount of Class A Investor Charge-Offs                                              -
                                b  Amount of Class A Investor Charge-Offs per $1,000 original certificate
                                   principal amount                                                                          -
                                c  Total amount reimbursed in respect of Class A Investor Charge-Offs                        -
                                d  Amount reimbursed in respect of Class A Investor Charge-Offs
                                   per $1,000 original principal amount                                                      -
                                e  The amount, if any, by which the outstanding Principal Balance of the Class A
                                   Certificates exceeds the Class A Adjusted Investor Interest after
                                   giving effect to all transactions on such Distribution Date                               -

          3  Information regarding Payments in respect of the Class B Certificates
             (per $1,000 original certificate principal amount)
                                a  Total Payment                                                                      5.291667
                                b  Amount of Payment in respect of Class B Monthly Interest                           5.291667
                                c  Amount of Payment in respect of Class B Overdue Monthly Interest                          -
                                d  Amount of Payment in respect of Class B Additional Interest                               -
                                e  Amount of Payment in respect of Class B Principal                                         -

          4  Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e)
             of the definition of Class B Investor Interest
                                a  Amount of reductions in Class B Investor Interest                                         -
                                b  Amount of reductions in Class B Investor Interest per $1,000 original certificate
                                   principal amount                                                                          -
                                c  Total amount reimbursed in respect of reductions of Class B Investor
                                   Interest                                                                                  -
                                d  Amount reimbursed in respect of
                                   reductions of Class B Investor Interest per $1,000 original certificate principal
                                   amount                                                                                    -
                                e  The amount, if any, by which the outstanding Principal Balance of the Class B
                                   Certificates exceeds the Class B Investor Interest after giving effect to all
                                   transactions on such Distribution Date                                                    -

Monthly Holders' Statement
Page 2  (all amounts in dollars except percentages)

         5  Information regarding Distribution in respect of the Collateral Interest
                                a  Total distribution                                                     6.445556
                                b  Amount of distribution in respect of Collateral Monthly Interest       6.445556
                                c  Amount of distribution in respect of Collateral Overdue Interest              -
                                d  Amount of distribution in respect of Collateral Monthly Principal             -

         6  Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
            of the definition of Collateral Interest
                                a  Amount of reductions in Collateral Interest                                   -
                                b  Total amount reimbursed in respect of reductions of Collateral Interest       -

 B      Trust Performance
         1  Delinquencies
                                a  30-59 days                                                           10,590,521
                                b  60-89 days                                                            6,072,532
                                c  90 days and over                                                     10,381,036
                                d  Total 30+ days delinquent                                            27,044,088

         2  Base Rate
                                a  Current Monthly Period                                                  8.26700%
                                b  Prior Monthly Period                                                    8.24264%
                                c  Second Prior Monthly Period                                             8.17254%
         3  Three Month Average Base Rate                                                                  8.22739%

         4  Portfolio Yield (gross portfolio yield less net defaults)
                                a  Current Monthly Period                                                 13.86670%
                                b  Prior Monthly Period                                                   11.42512%
                                c  Second Prior Monthly Period                                            13.54239%
         5  Three Month Average Portfolio Yield                                                           12.94474%

         6  Excess Spread  Percentage
                                a  Current Monthly Period                                                  6.09969%
                                b  Prior Monthly Period                                                    3.68248%
                                c  Second Prior Monthly Period                                             5.86985%
         7  Three Month Average Excess Spread Percentage                                                   5.21734%

         8  Monthly Payment Rate (total collections/beginning aggregate principal receivables)            13.45180%

         9  Portfolio Adjusted Yield                                                                       5.59969%

                                First USA Bank, National Association as Servicer

                                By: /s/ Tracie Klein
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                                Name:  Tracie Klein
                                Title: First Vice President